                                                                    EXHIBIT (11)

                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                      COMPUTATIONS OF PER SHARE EARNINGS
                     (In Millions, Except Per Share Data)

                                                                                  Three Months Ended
                                                                        -------------------------------------
                                                                         AUGUST 3, 1996       July 29, 1995
                                                                        -----------------   -----------------
                                                                        EARNINGS   SHARES   Earnings   Shares
                                                                        --------   ------   --------   ------
Primary Computations
- --------------------
Net earnings ........................................................    $ 101               $  28
Less:  Dividend requirements on ESOP preferred shares, net of tax
  benefit on unallocated shares .....................................       (5)                 (5)
                                                                         -----               -----
Adjusted net earnings ...............................................    $  96               $  23
                                                                         =====               =====
Average common shares outstanding                                                  216.6               215.4
Average number of common share equivalents:
    Stock options ...................................................                1.2                 0.5
    Performance shares ..............................................                0.9                 1.0
                                                                                   -----               -----
Adjusted common equivalent shares outstanding-primary ...............              218.7               216.9
                                                                                   =====               =====
PRIMARY EARNINGS PER SHARE                                               $0.44               $0.11
                                                                         =====               =====
Fully Diluted Computations
- --------------------------
Net earnings ........................................................    $ 101               $  28
Less:  Dividend requirements on ESOP preferred shares, net of tax
  benefit on unallocated shares .....................................        -                  (5)a/
Less:  Earnings impact of assumed ESOP preferred share conversion,
  net of tax benefit on unallocated shares ..........................       (4)                  -
                                                                         -----               -----
Adjusted net earnings ...............................................    $  97               $  23
                                                                         =====               =====
Average common and common equivalent shares-primary .................              218.7               216.9
Additional common share equivalents attributable to
  applications of the treasury stock method .........................                  -                 0.2
Assumed conversion of ESOP preferred shares .........................               11.8                   - a/
                                                                                   -----               -----
Adjusted common equivalent shares outstanding-fully diluted .........              230.5               217.1
                                                                                   =====               =====
FULLY DILUTED EARNINGS PER SHARE                                         $0.42               $0.11
                                                                         =====               =====
AVERAGE ALLOCATED ESOP PREFERRED SHARES OUTSTANDING (IN MILLIONS) ...                3.0                 2.5
                                                                                   =====               =====

                                                                                  Six Months Ended
                                                                        -------------------------------------
                                                                         AUGUST 3, 1996       July 29, 1995
                                                                        -----------------   -----------------
                                                                        EARNINGS   SHARES   Earnings   Shares
                                                                        --------   ------   --------   ------
Primary Computations
- --------------------
Net earnings ........................................................    $ 142               $  39
Less:  Dividend requirements on ESOP preferred shares, net of tax
  benefit on unallocated shares .....................................      (10)                 (9)
                                                                         -----               -----
Adjusted net earnings ...............................................    $ 132               $  30
                                                                         =====               =====
Average common shares outstanding                                                  216.3               215.3
Average number of common share equivalents:
    Stock options ...................................................                1.0                 0.4
    Performance shares ..............................................                0.9                 0.9
                                                                                   -----               -----
Adjusted common equivalent shares outstanding-primary ...............              218.2               216.6
                                                                                   =====               =====
PRIMARY EARNINGS PER SHARE                                               $0.60               $0.14
                                                                         =====               =====
Fully Diluted Computations
- --------------------------
Net earnings ........................................................    $ 142               $  39
Less:  Dividend requirements on ESOP preferred shares, net of tax
  benefit on unallocated shares .....................................        -                 (10)a/
Less:  Earnings impact of assumed ESOP preferred share conversion,
  net of tax benefit on unallocated shares ..........................       (7)                  -
                                                                         -----               -----
Adjusted net earnings ...............................................    $ 135               $  29
                                                                         =====               =====
Average common and common equivalent shares-primary .................              218.2               216.6
Additional common share equivalents attributable to
  applications of the treasury stock method .........................                0.3                 0.2
Assumed conversion of ESOP preferred shares .........................               11.9                   - a/
                                                                                   -----               -----
Adjusted common equivalent shares outstanding-fully diluted .........              230.4               216.8
                                                                                   =====               =====
FULLY DILUTED EARNINGS PER SHARE                                         $0.59               $0.14
                                                                         =====               =====
AVERAGE ALLOCATED ESOP PREFERRED SHARES OUTSTANDING (IN MILLIONS) ...                2.9                 2.4
                                                                                   =====               =====

                                                                                 Twelve Months Ended
                                                                        -------------------------------------
                                                                         AUGUST 3, 1996       July 29, 1995
                                                                        -----------------   -----------------
                                                                        EARNINGS   SHARES   Earnings   Shares
                                                                        --------   ------   --------   ------
Primary Computations
- --------------------
Net earnings ........................................................    $ 413               $ 385
Less:  Dividend requirements on ESOP preferred shares, net of tax
  benefit on unallocated shares .....................................      (20)                (19)
                                                                         -----               -----
Adjusted net earnings ...............................................    $ 393               $ 366
                                                                         =====               =====
Average common shares outstanding                                                  216.0               215.0
Average number of common share equivalents:
    Stock options ...................................................                0.7                 0.4
    Performance shares ..............................................                0.9                 0.8
                                                                                   -----               -----
Adjusted common equivalent shares outstanding-primary ...............              217.6               216.2
                                                                                   =====               =====
PRIMARY EARNINGS PER SHARE                                               $1.81               $1.69
                                                                         =====               =====
Fully Diluted Computations
- --------------------------
Net earnings ........................................................    $ 413               $ 385
Less:  Dividend requirements on ESOP preferred shares, net of tax
  benefit on unallocated shares .....................................        -                   -
Less:  Earnings impact of assumed ESOP preferred share conversion,
  net of tax benefit on unallocated shares ..........................      (14)                (13)
                                                                         -----               -----
Adjusted net earnings ...............................................    $ 399               $ 372
                                                                         =====               =====
Average common and common equivalent shares-primary .................              217.6               216.2
Additional common share equivalents attributable to
  applications of the treasury stock method .........................                  -                 0.1
Assumed conversion of ESOP preferred shares .........................               12.1                12.6
                                                                                   -----               -----
Adjusted common equivalent shares outstanding-fully diluted .........              229.7               228.9
                                                                                   =====               =====
FULLY DILUTED EARNINGS PER SHARE                                         $1.74               $1.62
                                                                         =====               =====
AVERAGE ALLOCATED ESOP PREFERRED SHARES OUTSTANDING (IN MILLIONS) ...                2.8                 2.1
                                                                                   =====               =====

a/  ESOP preferred shares were anti-dilutive.
    See Notes to Condensed Consolidated Financial Statements.